SERVICER'S CERTIFICATE
CHEVY CHASE HOME LOAN TRUST 1996-1
7.15 % ASSET BACKED CERTIFICATES, SERIES 1996-1

Monthly Payment Date:       February 15, 2002
Monthly Collection Period:  January, 2002

     Under the pooling and Servicing Agreement, dated as of May 1, 1996, between Chevy Chase Bank, F.S.B. as
Transferor and Servicer and Norwest Bank Minnesota,
National Association, as trustee, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Monthly Payment Date and Monthly Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution.

  1. Certificates

    (a) The Aggregate amount of the
        distribution to Certificateholders ....$   3,294,580.66

    (b) The amount of the distribution
        set forth in paragraph A.1.(a)
        above in respect of interest
        Collections............................$     195,264.52

    (c) The amount of the distribution
        set forth in paragraph A.1.(a)
        above in respect of Certificateholders'
        Interest Carryover Shortfall...........$           0.00

    (d) The amount of the distribution
        set forth in paragraph A.1.(a)
        above in respect of Principal
        Collections............................$   3,099,316.14

    (e) The amount of the reimbursement of
        previous Liquidation Loss Amounts
        included in A.1(d).....................$           0.00

    (f) The amount of the aggregate
        unreimbursed Liquidation Loss
        Amounts after giving effect to the
        distribution in A.1.(a) above .........$           0.00


    (g) The amount of the distribution set
        forth in paragraph A.1.(a) above
        per $1,000 interest ...................$     21.4601303

    (h) The amount of the distribution
        set forth in paragraph A.1(b) above,
        per $1,000 interest ...................$      1.2719076

    (i) The amount of the distribution set
        forth in paragraph A.1.(c) above,
        per $1,000 interest ...................$      0.0000000

    (j) The amount of the distribution set
        forth in paragraph A.1.(d) above,
        per $1,000 interest ...................$     20.1882227

    (k) The Aggregate Retransfer Deposit Amount
        as of the end of the Monthly Collection
        Period.................................$           0.00

B. Information Regarding the Performance of the Trust.

  1. Pool Balance and Certificate Principal Balance.

    (a) The Pool Balance at the close of business
        on the last day of the Monthly
        Collection Period......................$  31,567,197.52

    (b) The Certificate Principal Balance after
        giving effect to payments allocated to
        principal as set forth in Paragraph
        A.1(d) above...........................$  29,672,351.26

    (c) The Invested Amount after giving effect
        to the payments set forth in paragraph
        A.1(a).................................$  33,170,305.28

    (d) The Required Overcollateralization
        Amount after giving effect to the
        payment set forth in paragraph A.1(a)..$   3,497,954.01

    (e) The Overcollateralization Amount after
        effect of the payment set forth
        in paragraph A.1(a)....................$   3,497,954.01

    (f) The Overcollateralization Deposit/
        Distribution Amount for such Monthly
        Payment Date (included in A.1(d) during
        the Amortization Period, an Early
        Amortization Period and a Rapid
        Amortization Period)...................$           0.00

    (g) The number and aggregate principal
        balance of Loans which are delinquent
        by 30-59 days, 60-89 days and 90 or
        more days or at the end of the close
        of business on the last day of the
        preceding Monthly Collection Period:

          Days Delinquent                            Amount
             30-59                         176     1,979,146.95
             60-89                          66       737,124.23
             90 or more                     27       236,377.98
             Total                         269     2,952,649.16

    (h) The aggregate Liquidation Loss Amount
        for all Loans that became Liquidated Loans
        in the Monthly Collection Period....   $      31,171.96

  2. Servicing Fee.

        The aggregate amount of the Servicing
        Fee paid to the Servicer with respect
        to the preceding Monthly Collection
        Period.................................$      34,072.98

  3. Payment Shortfalls.

    (a) The amount of the Certificateholders'
        Interest Carryover Shortfall after
        giving effect to the payments set forth
        in paragraph A.1(b) above..............$           0.00

    (b) The amount of the Certificateholders
        Interest Carryover Shortfalls set
        forth in paragraph B.3.(a) above per
        $1,000 interest........................$      0.0000000

  4. Transfer of Subsequent Loans.

    (a) Aggregate Principal Amount of Subsequent
        Loans to be acquired by the Trust on
        such Monthly Payment Date..............$   1,546,913.04

    (b) Aggregate amount on deposit in the
        Excess Funding Account on such Monthly
        Payment Date after giving effect to all
        deposits and withdrawals therefrom on
        such Monthly Payment Date..............$      56,194.72

     (c)Aggregate amount on deposit in the
        Excess Funding Interest Subaccount on
        such Monthly Payment Date after giving
        effect to all deposits and withdrawals
        therefrom on such Monthly Payment Date.$       5,560.12

    (d) Aggregate amount on deposit in the
        Excess Funding Principal Subaccount on
        such Monthly Payment Date after giving
        effect to all deposits and withdrawals
        therefrom on such Monthly Payment Date.$      50,634.60

  5. Draws on Policy.

    (a) Amount of the distribution set forth
        in paragraph A.1(a) in respect of a
        draw on the Policy.....................$           0.00

    (b) Amount of the distribution set forth
        in paragraph A.1(b) in respect of a
        draw on the Policy.....................$           0.00

    (c) Amount of the distribution set forth
        in paragraph A.1(c) in respect of a
        draw on the Policy.....................$           0.00

  6. Draws on Reserve Fund and Excess Funding Account.

    (a) Amount of the distribution set forth in
        paragraph A.1(a) in respect of Reserve
        Fund interest Transfer Amount..........$           0.00

    (b) Amount of the distribution set forth in
        paragraph A.1(a) in respect of Reserve
        Fund Principal Transfer Amount.........$           0.00

    (c) Amount of the distribution set forth in
        paragraph A.1(a) in respect of Excess
        Funding Interest Transfer Amount.......$           0.00


















                            Chevy Chase Bank, F.S.B.
                            Home Loan Trust 1996-1 Servicer


                         By:_____________________________

                            Mark Holles
                            Group Vice President